UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Earliest Event Reported: March 28, 2000

                      LAS VEGAS ENTERTAINMENT NETWORK, INC
        (Exact name of small business issuer as specified in its Charter)

                Delaware                                94-3125854
     (State or other  jurisdiction                  (I.R.S.  Employer
      incorporation or organization)                Identification  No.)

1801 Century Park East, Los Angeles, California            90067
    (Address of principal executive offices)            (Zip  Code)

                                  (310) 551-0011
                 (Registrant's telephone number, including area code)


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Item  5.  Other  Events.


The Company has been notified by NASDAQ that its shares do not meet the qualifications for inclusion for trading on the NASDAQ Small Cap Market and that its shares have been de-listed.

The Company's auditors are concluding their annual audit at which time the Company expects to be able to meet its filing requirements with the Securities and Exchange Commission. Once this is done, the Company intends to reapply and have its shares quoted on the NASDAQ electronic Bulletin Board or on the NASDAQ Small Cap Market if it can demonstrate that it meets the listing requirements to NASDAQ's satisfaction.

Also, the Company is negotiating to acquire a business in Brazil for which funding was supposedly being provided by Fred or Kari Cruz. The Company is continuing the negotiations without the participation of Fred or Kari Cruz. Pursuant thereto, the Company has rescinded the transaction and financing agreement with Fred and Kari Cruz and their affiliates and the three million shares of the Company's Common Stock issued pursuant to the Cruz Agreement have been canceled.

The Company has also been informed that ITB Corporation is closing in on a sale of the El Rancho property to an adjacent landholder. Therefore, the Company expects to write off its investment in ITB as presented in the Company's July 31, 1999 10-Q filing.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          LAS VEGAS ENTERTAINMENT NETWORK, INC


Date:  March 28,  2000                             By: /s/ Carl Sambus
                                                      ---------------------
                                                           Carl Sambus


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